Exhibit 10.30

13927 S Gessner
Missouri City, Texas 77489
Tel: 713-972-9200
Fax: 713-972-1008
www.globalgeophysical.com

[Name]	[Date]
[Address]

Dear                                        ,

Global Geophysical Services Inc., a Delaware corporation, (hereinafter referred to as the “Company”) is pleased to grant to you (the “Grantee”) shares of the Company’s common stock, of the amount and type designated below, effective as of the date of your signature to this agreement (the “Grant Date”).

1.  Restricted Stock Grant.

Number of Shares:                                              [number] Shares (the “Restricted Stock”)

Class of Shares:                                                           Class B Common Stock, Global Geophysical Services Inc., par value $0.01

2.  Stockholders Agreement.

The Company and Grantee agree that upon the signature of this Restricted Stock Agreement by Grantee, Grantee shall also become a party to the Stockholders Agreement by and among the Company and certain of its shareholders (as the same may be amended, modified, or restated from time to time in accordance with its terms) (the “Stockholders Agreement”), and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto, and shall be deemed a shareholder for all purposes thereof.  The Company’s rights to repurchase the Restricted Stock under this Restricted Stock and the Stockholders Agreement shall continue to apply under the same terms and conditions to any shares that the Restricted Stock may from time to time be exchanged for or converted into.

3.  Share Certificates.

Each certificate issued in respect of shares of Restricted Stock granted under this Restricted Stock shall be registered in the name of the Grantee and shall be deposited with the Company.  The grant of Restricted Stock is conditioned upon the Grantee endorsing in blank a stock power for the Restricted Stock. Any certificate(s) representing the shares shall carry substantially the following legends:

“The shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of unless and until registered under the Act and applicable state securities law or unless, in the opinion of counsel to the stockholder, which counsel must be, and the form and substance of which opinion are, satisfactory to the Issuer, such offer, sale, assignment, pledge, hypothecation, transfer or other disposition is exempt from registration or is otherwise in compliance with the Act, such laws and the Stockholders Agreement of the Issuer, dates as of November 30, 2006 (the “Stockholders Agreement”). “

“The shares represented by this certificate are subject to restrictions on transfer and other conditions, as specified in the Stockholders Agreement, copies of which are on file at the office of the Issuer and will be furnished without charge to the holder of such shares upon written request.”

4.  Vesting

All shares of Restricted Stock granted herein shall vest over (eight) calendar quarters beginning with the first whole calendar quarter following the 12th month from and after (and not including) the month that includes the date of this agreement. Specifically, 12.5% (twelve and one-half percent) of the total shares granted will vest on each of the following dates:  [insert eight vesting periods]; provided that for shares of Restricted Stock to vest on each such date, Grantee’s Date of Termination (as defined below) shall not have occurred on or prior to such date.

5.  Dividend and Voting Rights.

Grantee shall be entitled to receive dividends with respect to unvested shares of Restricted Stock that become payable (if any); provided, however, that no dividends shall be payable to or for the benefit of the Grantee with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited the Restricted Stock. Grantee shall be entitled to vote the unvested shares of Restricted Stock to the same extent as would have been applicable to the Grantee if the Grantee was then vested in the shares; provided, however, that the Grantee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited the Restricted Stock.

6.  Transfer and Forfeiture of Shares.

Upon each vesting date, provided Grantee’s Date of Termination (as defined below) has not occurred, Grantee shall own the vested portion of the shares of Restricted Stock free of all restrictions hereunder except as set forth in the Stockholders Agreement.  Grantee shall become vested in the shares of Restricted Stock, and all unvested shares shall become immediately vested notwithstanding the vesting schedule in paragraph (4) as follows:

(a)          Grantee shall become vested in the unvested shares of Restricted Stock by reason of the Grantee’s death or Disability as of the date of such death or Disability provided that the Grantee’s Date of Termination does not occur before such date.

(b)         Grantee shall become vested in the unvested shares of Restricted Stock as of the date of a Change in Control, if the Grantee’s Date of Termination does not occur before the Change in Control date.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until Grantee is vested in the shares and in accordance with applicable securities laws. Except as otherwise provided in this paragraph (6), if the Grantee’s Date of Termination occurs before all shares of Restricted Stock have vested, the Grantee shall forfeit the unvested Restricted Stock as of the Grantee’s Date of Termination.

7. Definitions.  For purposes of this Restricted Stock:

The term “Change in Control” means, other than in connection with an underwritten public offering of the Company’s stock, a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the board which occurs if (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding capital stock of the Company; (ii) the Company enters into an agreement to merge or consolidate, or is merged with or into or consolidated, with another person or group and, immediately after giving effect to the merger or consolidation, (a) less than 50% of the total voting power of the outstanding capital stock of the surviving or resulting person or group is then “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, or (b) any “person” or “group” (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the capital stock of the surviving or resulting person or group; (iii) the Company agrees to sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets (either in one transaction or a series of related transactions) or enters into an agreement to do any of the foregoing; (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the liquidation or dissolution of the Company.

The Grantee’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Grantee is no longer an employee of the Company.

“Disability” of Grantee shall be the physical or mental inability of Grantee to carry out the normal and usual duties of his employment on a full-time basis for an entire period of 120 continuous days together with the reasonable likelihood as determined by the Company that Grantee, upon the advice of a qualified physician, will be unable to carry out the normal and usual duties of his employment.

7.   Amendment.

This Agreement may be amended by written agreement of the Grantee and the Company, without the consent of any other person.

8.   Heirs and Successors.

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights of the Grantee or benefits distributable to the Grantee under this Restricted Stock have not been exercised or distributed, respectively, at the time of the Grantee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Restricted Stock. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Grantee in a writing filed with the Company in such form and at such time as the Company shall require. If a deceased Grantee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Grantee, any rights that would have been exercisable by the Grantee and any benefits distributable to the Grantee shall be exercised by or distributed to the legal representative of the estate of the Grantee. If a deceased Grantee designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Restricted Stock or before the complete distribution of benefits to the Designated Beneficiary under this Restricted Stock, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

9.  Adjustments.

If the Company, without receiving compensation therefore in money, services or property, (i) declares a dividend or makes a distribution on the class of shares subject to the Restricted Stock award, (ii) subdivides or reclassifies the class of shares subject to the Restricted Stock award into a greater number of shares, (iii) combines or reclassifies the class of shares subject to the Restricted Stock award into a smaller number of shares, or (iv) otherwise effects any capital readjustment, consolidation or recapitalization of the class of shares subject to the Restricted Stock award, then the number of shares subject to the Restricted Stock award shall be proportionately increased or reduced, as applicable, so as to prevent the enlargement or dilution of Grantee’s rights and duties hereunder.  The determination of the Company’s Board of Directors regarding the methodology for effecting such adjustments shall be binding.  Upon any such adjustment, the Company shall notify Grantee of the event causing the adjustment and the number of shares then subject to the Restricted Stock award.

10. Tax Requirements.

Grantee is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Restricted Stock, the method and timing for filing an election to include this Restricted Stock in income under Section 83(b) of the Internal Revenue Code (the “Code”), and the tax consequences of such election.  By execution of this Restricted Stock, Grantee agrees that if Grantee makes such an election, Grantee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Code Section 83(b).  The Company shall have the right to deduct from all amounts paid in connection with the award, any federal, state, local, or other taxes required by law to be withheld in connection with this award.

11.  Grantee Representations.

Grantee hereby represents and warrants to the Company as follows:

(a)           The shares of Restricted Stock will be held for Grantee’s own account, for investment only, and not for resale or with a view to the distribution thereof.

(b)           Grantee understands that the shares of Restricted Stock are “restricted securities” and are not registered under the Securities Act of 1933, as amended, (the “Act”) (it being understood that the shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).

GLOBAL GEOPHYSICAL SERVICES, INC.

By:
Name:	Richard Degner
Title:	Chief Executive Officer
Date:

By countersigning below, I, agree to the terms of this restricted stock grant as set forth above.

Signature:

Name:

Date: